
<ARTICLE>         UT
<LEGEND>
THE SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED
FROM THE TECO ENERGY, INC. CONSOLIDATED BALANCE SHEETS,
CONSOLIDATED STATEMENTS OF INCOME AND CONSOLIDATED STATEMENTS OF
CASH FLOWS AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH
FINANCIAL STATEMENTS.
</LEGEND>
<CIK>                               0000350563
<NAME>                       TECO Energy, Inc.
<MULTIPLIER>                           1000000
<FISCAL-YEAR-END>                  DEC-31-1998
<PERIOD-START>                      JAN-1-1998
<PERIOD-END>                       DEC-31-1998
<PERIOD-TYPE>                             YEAR
<BOOK-VALUE>                          PER-BOOK
<TOTAL-NET-UTILITY-PLANT>                2,816
<OTHER-PROPERTY-AND-INVEST>                491
<TOTAL-CURRENT-ASSETS>                     419
<TOTAL-DEFERRED-CHARGES>                   381
<OTHER-ASSETS>                              72
<TOTAL-ASSETS>                           4,179
<COMMON>                                   132
<CAPITAL-SURPLUS-PAID-IN>                  364
<RETAINED-EARNINGS>                      1,073
<TOTAL-COMMON-STOCKHOLDERS-EQ>           1,569
<PREFERRED-MANDATORY>                        0
<PREFERRED>                                  0
<LONG-TERM-DEBT-NET>                     1,248
<SHORT-TERM-NOTES>                           0
<LONG-TERM-NOTES-PAYABLE>                    0
<COMMERCIAL-PAPER-OBLIGATIONS>             319
<LONG-TERM-DEBT-CURRENT-PORT>               34
<PREFERRED-STOCK-CURRENT>                    0
<CAPITAL-LEASE-OBLIGATIONS>                 33
<LEASES-CURRENT>                             0
<OTHER-ITEMS-CAPITAL-AND-LIAB>             976
<TOT-CAPITALIZATION-AND-LIAB>            4,179
<GROSS-OPERATING-REVENUE>                1,958   <F1>
<INCOME-TAX-EXPENSE>                        81
<OTHER-OPERATING-EXPENSES>               1,563   <F2>
<TOTAL-OPERATING-EXPENSES>               1,563
<OPERATING-INCOME-LOSS>                    395   <F3>
<OTHER-INCOME-NET>                          (9)  <F4>
<INCOME-BEFORE-INTEREST-EXPEN>             386
<TOTAL-INTEREST-EXPENSE>                   104
<NET-INCOME>                               207   <F5>
<PREFERRED-STOCK-DIVIDENDS>                  0
<EARNINGS-AVAILABLE-FOR-COMM>              207   <F5>
<COMMON-STOCK-DIVIDENDS>                   161
<TOTAL-INTEREST-ON-BONDS>                   46
<CASH-FLOW-OPERATIONS>                     490
<EPS-PRIMARY>                             1.57   <F6>
<EPS-DILUTED>                             1.57   <F6>

<F1> Revenues from continuing operations include $38.5 million of previously deferred revenues at Tampa Electric Company. Discontinued operations had no revenues for the period.
<F2> Other operating expenses includes $25.9 million pretax of non-recurring charges.
<F3> From continuing operations. Includes $25.9 million pretax of non-recurring charges.
<F4> Other income includes $7.3 million pretax for a non-
     recurring charge.
<F5> Net income includes a $6.1 million gain after tax on the disposal of discontinued operations and $21.3 million after tax of non-recurring charges.
<F6> EPS include a 5-cent per share gain on the disposal of
     discontinued operations and a 16-cent per share charge from non-recurring items.
/FN
